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                                                                     Exhibit 8.2


September __, 2006

Castlewood Holdings Limited
P.O. Box HM 2267
Windsor Place, 3rd Floor
18 Queen Street
Hamilton HM JX
Bermuda

      RE:  Castlewood Holdings Limited
           Registration Statement on Form S-4

Gentlemen:

         As your special U.S. counsel, we have assisted in certain aspects of the preparation and filing with the Securities and Exchange Commission of the Registration Statement on Form S-4 (No. 333-135699) (the "Registration Statement") of Castlewood Holdings Limited (the "Company") and the Joint Proxy Statement/Prospectus contained therein relating to the proposed offering of 6,275,654 ordinary shares of the Company.

         Based on and subject to the assumptions and limitations contained herein, we are of the opinion that the statements as to United States federal income tax law set forth under the headings "Material Tax Considerations of Holding and Disposing of New Enstar Ordinary Shares" and "Risks Relating to Taxation" in the Joint Proxy Statement/Prospectus are accurate in all material respects.

         This opinion represents our best legal judgment, but has no binding effect or official status of any kind, and no assurance can be given that contrary positions may not be taken by the Internal Revenue Service or a court considering the issues. As noted in the Registration Statement, the statements therein as to the Company's beliefs and conclusions as to the application of such tax law to the Company and its operations represent the views of the Company's management as to the application of such law and do not represent our legal opinion. We also express no opinion as to any tax consequences under any foreign, state or local laws. In issuing our opinion, we have relied solely upon existing provisions of the Internal Revenue Code of 1986, as amended, existing and proposed regulations thereunder, and current administrative positions and judicial decisions. Such laws, regulations, administrative positions and judicial decisions are subject to change at any time. Also, future changes in federal income tax laws and the interpretation thereof can have retroactive effect. Any such changes could affect the validity of the opinion set forth above.
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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the references to our firm in the Joint Proxy Statement/Prospectus under the heading "Material Tax Considerations of Holding and Disposing of New Enstar Ordinary Shares." In giving such consent, we do not concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                Very truly yours,